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                                                                  EXHIBIT 4.5(c)


                      AMENDMENT NO. 3 TO CREDIT AGREEMENT

                 AMENDMENT dated as of June 11, 1993 among CABOT OIL & GAS CORPORATION (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                             W I T N E S S E T H :

                 WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of January 15, 1990, as amended and restated by an Amended and Restated Credit Agreement dated as of December 10, 1990 and as amended by Amendment No. 1 dated February 14, 1992 and as amended by Amendment No. 2 dated May 28, 1993 (the "Existing Agreement"); and

                 WHEREAS, the parties hereto desire to amend the Existing Agreement as set forth below.

                 NOW, THEREFORE, the parties hereto agree as follows:

                 SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Existing Agreement shall have the meaning assigned to such term in the Existing Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Existing Agreement shall from and after the date hereof refer to the Existing Agreement as amended hereby.

                 SECTION 2. Amendment of Section 1.01 of the Existing Agreement. (a) The definitions of "Consolidated Liabilities", "Leverage Percentage" and "Transaction Percentage" contained in Section 1.01 of the Existing Agreement are deleted in their entirety.
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                 (b) The definition of "Conversion Date" contained in Section
1.01 of the Existing Agreement is amended by replacing the reference to the date July 1, 1993 with the date June 1, 1995.

                 (c) The definition of "Debt Percentage" contained in Section
1.01 of the Existing Agreement is amended by replacing the words "as provided in Section 5.01(c) or 5.01(h), as the case may be" with the words "as provided in Section 5.01(h)".

                 SECTION 3. Amendment of Section 2.05 of the Existing Agreement. (a) The definition of "Base Rate Margin" contained in Section 2.05(a) of the Existing Agreement is amended by replacing (i) each reference to the date June 1, 1995 with the date June 1, 1997 and (ii) each reference to the date June 1, 1999 with the date June 1, 2001.

                 (b) The definition of "CD Margin" contained in Section 2.05(b) of the Existing Agreement is amended by replacing (i) each reference to the date June 1, 1995 with the date June 1, 1997 and (ii) each reference to the date June 1, 1999 with the date June 1, 2001.

                 (c) The last paragraph of Section 2.05(b) of the Existing Agreement is deleted in its entirety and replaced with the following paragraph:

                      "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

                 (d) The definition of "Euro-Dollar Margin" contained in
Section 2.05(c) of the Existing Agreement is amended by replacing (i) each reference to the date June 1, 1995 with the date June 1, 1997 and (ii) each reference to the date June 1, 1999 with the date June 1, 2001.





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                 SECTION 4. Amendment of Section 2.06(a) of the Existing
Agreement. The first sentence of Section 2.06(a) of the Existing Agreement is amended and restated to read as follows: "The Borrower shall pay to the Agent for the account of each Bank a commitment fee at the rate of 3/8 of 1% per annum on the daily average unused amount of its Available Commitment and an additional commitment fee at the rate of 1/4 of 1% per annum on the daily average amount of its Unavailable Commitment."

                 SECTION 5. Amendment of Section 2.06(b) of the Existing Agreement. Section 2.06(b) is amended and restated to read in its entirety as follows:

                        (b) Additional Interest and Fees. Except as otherwise
                 provided herein, if the Debt Percentage exceeds 80% for a period of 30 consecutive calendar days (as determined on the basis of a certificate of the chief financial officer or the chief accounting officer of the Borrower prepared in accordance with Section 5.01(h) and delivered to the Agent), the Borrower shall pay to the Agent (A) subject to Section 2.16, additional interest on all Loans at the rate of 1/4 of 1% per annum, for the respective accounts of the Banks ratably in proportion to the respective principal amounts of Loans made by them outstanding during the period specified below and (B) an additional commitment fee at the rate of 1/8 of 1% per annum in respect of the unused Commitments, for the accounts of the Banks ratably in proportion to their respective Commitments. Such additional interest and fees shall accrue from and including the first day of the 30-day period referred to above to but excluding the date on which the Agent receives a certificate of the chief financial officer or the chief accounting officer of the Borrower stating that the Debt Percentage has not exceeded 80% during a subsequent period of 30 consecutive calendar days and which certificate has been prepared in accordance with Section 5.01(h), and shall be payable in arrears on each Quarterly Date, starting with the first such date more than 30 days after the commencement of the period first referred to above in this subsection (b), upon termination of the Commitments in their entirety and upon repayment of all outstanding Term Loans in their entirety. The additional interest and fees under this subsection (b) shall cease to accrue from and including such date on which the Agent receives such certificate.





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                 SECTION 6. Amendment of Section 2.13 of the Existing
Agreement. The first sentence of Section 2.13 of the Existing Agreement is amended by replacing the reference to the date July 1, 1993 with the date June 1, 1995.

                 SECTION 7. Amendment of Section 5.01 of the Existing Agreement. (a) Section 5.01(c) of the Existing Agreement is amended and restated to read as follows:

                        (c) simultaneously with the delivery of each set of
                 financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.10 and Section 5.14 on the date of such financial statements, and (ii) stating whether any Default exists on the date of such certificate and, if any Default exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                 (b) Section 5.01(i) of the Existing Agreement is deleted in its entirety and replaced with the following:

                      (i) {Intentionally left blank}

                 SECTION 8. Amendment of Section 9.05 of the Existing Agreement. Section 9.05 of the Existing Agreement is amended by deleting the parenthetical "(not including any reduction or rescission of any additional interest and/or fees set forth in Section 2.06(b)(ii))".

                 SECTION 9. New Bank; Changes in Commitments. With effect from and including the date this Amendment becomes effective in accordance with
Section 12 hereof, (i) each Bank listed on the signature pages hereof which is not a party to the Existing Agreement shall become a Bank party to the Existing Agreement, (ii) the aggregate amount of the Commitments of the Banks shall be increased from $120,000,000 to $150,000,000, (iii) the Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to
Section 2.07(b) of the Existing Agreement, and (iv) the signature pages of the Existing Agreement are hereby amended in accordance with the foregoing provisions of this Section 9.





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                 SECTION 10. Repayment of Loans. The Borrower shall repay each
Base Rate Loan and each Fixed Rate Loan outstanding on the date this Amendment becomes effective in accordance with Section 12 hereof (the "Amendment Effective Date"), on the Amendment Effective Date, in the case of any Base Rate Loan, and on the last date of the current Interest Period applicable to such Loan, in the case of any Fixed Rate Loan. If the Borrower elects to reborrow the amounts so repaid on any such date, any such Borrowing shall be ratably allocated to the Banks according to the Commitments after giving effect to this Amendment.

                 SECTION 11. NEW YORK LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 12. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received:

                 (i) duly executed counterparts hereof signed by the Borrower and each of the Banks listed on the signature pages hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party); and

                 (ii) a duly executed Note for The Chase Manhattan Bank, National Association, dated as of a date on or before the date of effectiveness hereof and otherwise in compliance with Section 2.03 of the Existing Agreement.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                               CABOT OIL & GAS CORPORATION

                                               By: /s/ ROGER J. KLATT
                                                  Title: Vice President and
                                                         Chief Financial Officer





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Commitments

$15,000,000                                    MORGAN GUARANTY TRUST COMPANY
                                                 OF NEW YORK

                                               By: /s/ PHILIP W. MCNEAL
                                                   Title: VICE PRESIDENT


$15,000,000                                    J.P. MORGAN DELAWARE

                                               By: /s/ PHILIP S. WITGERS
                                                   Title: VICE PRESIDENT


$30,000,000                                    TEXAS COMMERCE BANK, N.A.

                                               By: /s/ LORI VETTERS
                                                   Title: VICE PRESIDENT


$30,000,000                                    NATIONS BANK OF TEXAS, N.A.

                                               By: /s/ KRISTEN B. PALMER
                                                   Title: VICE PRESIDENT


$30,000,000                                    THE FIRST NATIONAL BANK OF
                                                 BOSTON

                                               By: /s/ MICHAEL CANE
                                                   Title: DIRECTOR





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$30,000,000                                    THE CHASE MANHATTAN BANK,
                                                 NATIONAL ASSOCIATION

                                               By: /s/ BETTYLOU J. ROBERT
                                                   Title: VICE PRESIDENT

- -----------------
Total Commitments

  $150,000,000
=================
                                               MORGAN GUARANTY TRUST COMPANY
                                                 OF NEW YORK, as Agent

                                               By: /s/ PHILIP W. MCNEAL
                                                   Title: VICE PRESIDENT





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